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                                                                     Exhibit 5.1

                             WILLIAM S. CLARKE, P.A.
                                 ATTORNEY-AT-LAW
                      457 NORTH HARRISON STREET - SUITE 103
                           PRINCETON, NEW JERSEY 08540
                                   ----------

                            TELEPHONE: (609) 921-3663
                               FAX: (609) 921-3933

                                   May 8, 1998


Gothic Production Corporation
5727 South Lewis Avenue - Suite 700
Tulsa, Oklahoma  74105


Gentlemen:

     I have acted as counsel for Gothic Production Corporation (the "Company") in connection with the preparation of a Registration Statement filed by the Company under the Securities Act of 1933, as amended (File No. 333-__________) relating to a proposed public offering of $235,000,000 principal amount of the Company 11-1/8% Series B Senior Secured Notes due 2005 (the "Notes").

     In my capacity as counsel to you, I have examined the original, certified, conformed photostats or xerox copies of all such agreements, certificates of public officials, certificates of officers, representatives of the Company and others and such other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostat or duplicate copies. As to various questions of fact material to such opinions, I have relied upon statements or certificates of officials and representatives of the Company and others.

     On the basis of such examination, I advise you that, in my opinion the Notes when sold as contemplated by the Registration Statement will be the binding obligations of the Company.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of my firm in the prospectus forming a part of such Registration Statement.

                                            Very truly yours,

                                            William S. Clarke, P.A.


                                        By: /s/ William S. Clarke
                                            -------------------------
                                                William S. Clarke